EXHIBIT 23


                   Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Numbers 2-63714, 2-86984, 2-87299, 2-86985, 33-1764, 33-58544, 2-55398, 33-66436, 33-66438,
33-66442, 33-66440, 33-54719, 33-54721, 33-54723, 33-54725, 333-29789,
333-52639, 333-78991, 333-78989, 333-66111, 333-66115, 333-66109 and
333-71523) of Modine Manufacturing Company and Subsidiaries of our report dated April 26, 2000 relating to the financial statements of Modine Manufacturing Company and Subsidiaries, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated April 26, 2000 relating to the financial statement schedule, which appears in this Form 10-K.


PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP



Chicago, Illinois
June 21, 2000

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